UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 14, 2012

EDGAR ONLINE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32194	06-1447017
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11200 Rockville Pike, Suite 310 Rockville, Maryland		20852
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 310-287-0300

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On August 14, 2012, EDGAR Online, Inc. (“EDGAR Online”) , a Delaware corporation, completed its merger (the “Merger”) with Leo Acquisition Sub, Inc. (“Merger Sub”), a wholly-owned subsidiary of R.R. Donnelley & Sons Company (“RR Donnelley”), pursuant to the terms of the Agreement and Plan of Merger, dated as of May 21, 2012 (the “Merger Agreement”), among EDGAR Online, RR Donnelley and Merger Sub. As a result of the Merger, EDGAR Online is now wholly-owned by RR Donnelley.

Item 1.02 Termination of a Material Definitive Agreement

On August 14, 2012, in connection with the Merger, EDGAR Online repaid in full all outstanding loans, together with interest and all other amounts, if any, due in connection with such repayment under the Amended and Restated Loan and Security Agreement, dated as of February 28, 2012, as amended, by and among EDGAR Online and UBmatrix, Inc., a Washington corporation, as co-borrowers and Silicon Valley Bank, a California corporation (“SVB”), as lender (the “Loan Agreement”) and terminated the Loan Agreement. The term loan made by SVB to EDGAR Online under the Loan Agreement bore interest at 1.75% above the Wall Street Journal prime rate. The Loan Agreement also provided for a revolving line of credit, subject to the maintenance of certain financial ratios and covenants by EDGAR Online, as well as the availability of eligible accounts receivable against which SVB may advance funds. The revolving line of credit bore interest at 1.25% above the Wall Street Journal prime rate. The Loan Agreement contained customary covenants and events of default. The foregoing description of the Loan Agreement is qualified in its entirety by reference to the Loan Agreement, which is incorporated by reference to Exhibit 99.1 to EDGAR Online’s Current Report on Form 8-K filed on March 2, 2012.

Item 2.01 Completion of Acquisition or Disposition of Assets

On August 14, 2012, EDGAR Online and RR Donnelley consummated the transactions contemplated by the Merger Agreement. Pursuant to the Certificate of Merger filed with the Secretary of State of the State of Delaware, the Merger was effective on August 14, 2012 (the “Effective Time”).

At the Effective Time, each share of common stock of EDGAR Online, par value $0.01 per share (“Common Stock”) other than shares held in the treasury of EDGAR Online or owned by RR Donnelley, EDGAR Online or any of their respective subsidiaries (“Excluded Shares”) and shares held by stockholders, if any, who validly perfected their appraisal rights under Delaware law (“Dissenting Shares”), converted into the right to receive $1.092 per share in cash, without interest and less any applicable withholding taxes. The Merger Agreement further provided:

•

Each share of Series B Preferred Stock (“Series B Stock”) issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and Excluded Shares) converted into the right to receive cash in an amount, without interest, equal to $171.875;

•

Each share of Series C Preferred Stock (“Series C Stock”) issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and Excluded Shares) converted into the right to receive cash in an amount, without interest, equal to $158.790; and

•

Each outstanding option to purchase any capital stock of EDGAR Online, whether vested or unvested, either cancelled without the right to receive consideration or converted into the right to receive consideration in an amount equal to (i) the number of shares of Common Stock underlying the option multiplied by (ii) the difference between (A) $1.092, and (B) the exercise price per share of such option.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is included as Exhibit 2.1 to EDGAR Online’s Current Report on Form 8-K filed on May 23, 2012 and is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As contemplated by the Merger Agreement, on August 14, 2012, EDGAR Online notified the NASDAQ Stock Market (“NASDAQ”) of EDGAR Online’s intent to remove its Common Stock from listing on NASDAQ and requested that the NASDAQ file with the Securities and Exchange Commission an application on Form 25 to report that the shares of Common Stock are no longer listed on NASDAQ. EDGAR Online intends to file a Form 15 to suspend its reporting obligations under Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, as soon as practicable.

Item 3.03 Material Modification to Rights of Security Holders

The information provided in response to Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant

The information provided in response to Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference. The total merger consideration paid by RR Donnelley for the outstanding shares of Common Stock, Series B Stock, Series C Stock and vested equity awards was approximately $73.0 million. The source of funds for the cash consideration was readily available funds. Upon the Effective Time, the Merger constituted a change of control of EDGAR Online, resulting in EDGAR Online becoming a wholly-owned subsidiary of RR Donnelley. There are no known arrangements which may at a subsequent date result in a change of control of EDGAR Online.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers

Pursuant to the terms of the Merger Agreement, each member of the board of directors of EDGAR Online resigned immediately prior to the Effective Time, and Robert J. Farrell and David J. Price resigned from each of their respective positions as officers of EDGAR Online.

Following completion of the Merger, David A. Gardella, 42, and Janet M. Halpin, 45, were elected to the board of directors and Mr. Gardella was elected to the position of President of EDGAR Online and will be EDGAR Online’s principal executive officer.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At the Effective Time and pursuant to the Merger Agreement, the certificate of incorporation and bylaws of EDGAR Online were amended and restated to be in the form attached hereto as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

On August 14, 2012, EDGAR Online held a special meeting of stockholders to consider and vote on a proposal to adopt the Merger Agreement. The adoption of the Merger Agreement required the affirmative vote of holders of at least a majority of the aggregate voting power of EDGAR Online Common Stock, Series B Stock (voting on an as-converted to Common Stock basis, subject to certain limitations on conversion contained in the terms of the Series B Stock), and Series C Stock (voting on an as-converted to Common Stock basis), voting together as a single class.

The votes in favor of the adoption of the Merger Agreement represented 65.3% of the combined shares of Common Stock, Series B Stock (voting on an as-converted to Common Stock basis and subject to applicable limitations) and Series C Stock (voting on an as-converted to Common Stock basis, all outstanding as of July 11, 2012 (the “Record Date”). The stockholders of EDGAR Online also voted to approve the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies. This proposal to adjourn the special meeting to a later date was not implemented because the proposal to adopt the Merger Agreement was approved by the stockholders of EDGAR Online. The stockholders of EDGAR Online also voted to approve the non-binding proposal regarding certain merger-related executive compensation payment to our named executive officers.

Set forth below, with respect to each such proposal, are the number of votes cast for or against, the number of abstentions and the number of broker non-votes.

Proposal 1: Adopt the Merger Agreement

Votes For	Votes Against	Abstentions	Broker Non-Votes

34,379,020	2,167,782	15,096	-0-

Proposal 2: Adjourn the Special Meeting to Solicit Additional Proxies

Votes For	Votes Against	Abstentions	Broker Non-Votes

34,339,257	2,162,563	60,079	-0-

Proposal 3: Approve Non-Binding Proposal regarding Certain Merger-Related Executive Compensation Payment

Votes For	Votes Against	Abstentions	Broker Non-Votes

33,399,129	2,713,574	449,195	-0-

Item 9.01 Financial Statements and Exhibits.

3.1	Amended and Restated Certificate of Incorporation of EDGAR Online, Inc., adopted August 14, 2012.

3.2	Amended and Restated Bylaws of EDGAR Online, Inc., adopted August 14, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGAR ONLINE, INC.

August 14, 2012	By:	/s/ Robert J. Farrell
Robert J. Farrell
President and Chief Executive Officer